Exhibit 99.1

EXCO Resources, Inc. 12377 Merit Drive, Suite 1700, Dallas, Texas 75251 (214) 368-2084 FAX (972) 367-3559

EXCO Resources, Inc. Announces Increase in Borrowing Base

DALLAS, TEXAS, October 22, 2014…EXCO Resources, Inc. (NYSE:XCO) (“EXCO”) today announced that the lenders under EXCO’s Amended and Restated Credit Agreement (the “Credit Agreement”) completed their regular semi-annual redetermination of the borrowing base, resulting in an increase in the borrowing base from $875 million to $900 million.

Jeff Benjamin, EXCO’s chairman, commented, “The increase to our borrowing base demonstrates the quality of our assets. This increase, combined with the pending sale of our interest in Compass Production Partners, improves our liquidity and positions us to take advantage of development opportunities within our extensive inventory of drilling locations and to pursue complementary acquisitions.”

EXCO Resources, Inc. is an oil and natural gas exploration, exploitation, acquisition, development and production company headquartered in Dallas, Texas with principal operations in Texas, Louisiana and the Appalachia region.

Additional information about EXCO may be obtained by contacting Chris Peracchi, Vice President of Finance and Investor Relations, and Treasurer, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting EXCO’s website at www.excoresources.com. EXCO’s SEC filings and press releases can be found under the Investor Relations tab.